UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, EveryWare Global, Inc. (the “Company”) entered an into a Consulting Services Agreement (the “Consulting Services Agreement”) with Monomoy Capital Management, L.P. (“MCM”), an affiliate of the Company’s largest stockholder, relating to certain business, financial management and related consulting services to be rendered by MCM to the Company and its subsidiaries (the “Services”). The initial term of the Consulting Services Agreement will be three months and will be extended automatically thereafter on a month-to-month basis, provided that either party may elect in writing to terminate the Consulting Services Agreement upon ten days prior written notice of the expiration of the current or extended term. Subject to the terms of the Company’s credit agreements, the Company will pay to MCM a monthly fee in aggregate amount of $35,700 for the Services provided by MCM. In addition, subject to the terms of the Company’s expense reimbursement and travel policies, the Company will reimburse MCM or any of its affiliates, or any of their respective members, managers, partners, directors, officers, employees or agents for all reasonable out-of-pocket fees and expenses incurred in the performance of the Services rendered under the Consulting Services Agreement, the unreimbursed potion of which shall not exceed $20,000 at any time. The Company agreed to indemnify and hold harmless MCM, its affiliates and any of their respective past, current or future members, managers, partners, directors, officers, employees, agents and/or controlling persons for claims arising out of, related to, caused by, based upon or in connection with any act or omission of, or on behalf of, the Company, any of its subsidiaries, MCM or any of the other indemnified persons or any act or omission made at the direction of the Company or any of its subsidiaries, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted directly and primarily from the fraud, bad faith, gross negligence or willful misconduct of the person seeking indemnification.

A copy of the Consulting Services Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Consulting Services Agreement, dated as of September 24, 2013, between the Company and Monomoy Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERYWARE GLOBAL, INC.

Dated: September 26, 2013	By:	/s/ Bernard Peters
	Name:	Bernard Peters
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Services Agreement, dated as of September 24, 2013, between the Company and Monomoy Capital Management, L.P.